UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  ☒                                      Filed by a party other than the registrant  ☐

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☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-12

RUSSELL INVESTMENT COMPANY

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Shareholder Name

Address

Address

Address

Reference Number:

URGENT!

We still need your proxy vote

Dear Shareholder:

In response to your request to no longer be contacted by telephone, please know that your number has been removed from our list.

However, our records indicate that we still have not received your vote. Your voice is critical in this proxy vote process. This is a very important vote, and a minimum number of votes per fund must be received prior to the special shareholder meeting on May 3, 2016. It is important that we obtain your vote prior to that meeting if you do not plan to attend in person.

Voting is quick and easy. Please take a few minutes to vote today.

•	Please call 1-844-700-1478 (toll free) and provide the reference number above.

•	Monday through Thursday – between 9:00 a.m. and 10:00 p.m., Eastern time

•	Friday – between 9:00 a.m. and 6:00 p.m., Eastern time

•	Saturday – between 10:00 a.m. and 6:00 p.m., Eastern time

•	Or, complete and mail the proxy card you recently received in the mail (a postage-paid envelope was included in the mailing)

•	Or, visit the website listed on the proxy card

When you call the toll-free number, you will speak with a representative of Boston Financial Data Services, the firm assisting Russell Investments in the effort of gathering votes.

During the call, you will be asked for the reference number above in order to locate your voting record for the funds that you own. The representative will not have access to your confidential information and the telephone line is also recorded for your protection. You will receive a confirmation of your vote by mail.

After careful consideration, the Board of Trustees of Russell Investment Company unanimously recommends that shareholders vote in favor of the proposal.

We appreciate your voting. Thank you for investing with Russell Investments.

Sincerely,

Sandra Cavanaugh

President and CEO, Russell Investment Company

RFS 17136